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                                                                    Exhibit 21.1


                             SOLECTRON SUBSIDIARIES

                                                State or Other Jurisdiction
Subsidiary                                      of Incorporation
----------                                      ---------------------------

Solectron California Corporation                California

Solectron Technology, Inc.                      California

Solectron Washington, Inc.                      California

Fine Pitch Technology, Inc.                     California

Solectron Massachusetts Corporation             California

Solectron Texas, Inc.                           Delaware

Solectron France, S.A.                          France

Solectron GmbH                                  Germany

Solectron Japan, Inc.                           Japan

Solectron Technology SDN. BHD.                  Malaysia

Solectron Scotland Limited                      Scotland

Solectron (Suzhov) Technology Co., Ltd          Suzhov, PRC